POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints William W. Sherertz and Michael D. Mulholland and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all such person's capacities with Barrett Business Services, Inc., a Maryland corporation (the "Corporation"), to sign a registration statement on Form S-3 relating to up to 900,000 outstanding shares of the common stock, $.01 par value per share, of the Corporation, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by the undersigned as of this 15th day of June, 1998.

        Signature                                 Title
        ---------                                 -----


/s/ William W. Sherertz            President and Chief Executive Officer and
William W. Sherertz                 Director (Principal Executive Officer)


/s/ Michael D. Mulholland          Vice President-Finance
Michael D. Mulholland               (Principal Financial Officer)


/s/ James D. Miller                Controller (Principal Accounting Officer)
James D. Miller


/s/ Robert R. Ames                 Director
Robert R. Ames


/s/ Herbert L. Hochberg            Director
Herbert L. Hochberg


/s/ Anthony Meeker                 Director
Anthony Meeker

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/s/ Stanley G. Renecker            Director
Stanley G. Renecker


/s/ Nancy B. Sherertz              Director
Nancy B. Sherertz


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